Item 77I0:
Legg Mason Partners Income Trust:
Legg Mason Partners Global High Yield Bond Fund
Legg Mason Partners Global Income Fund
Legg Mason Partners Government Securities Fund
Legg Mason Partners Investment Grade Bond Fund
Legg Mason Partners Short/Intermediate U.S.
Government Fund


Legg Mason Partners Global High Yield Bond Fund
77I
Class R shares
Class R are purchased at net asset value with no initial sales charge and no contingent deferred sales charge when redeemed. Service Agents will receive a distribution/service fee of up to 0.50% of the average daily net assets represented by the Class R shares serviced by them.
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Legg Mason Partners Global Income Fund
77I
Class FI and Class R shares
Class FI and Class R shares are purchased at net asset value with no initial sales charge and no contingent deferred sales charge when redeemed.
Service Agents will receive a distribution/service fee of up to 0.25% of the average daily net assets represented by the Class FI shares serviced by them, and up to 0.50% of the average daily net assets represented by the Class R shares serviced by them.

Legg Mason Partners Government Securities Funds

77I Class FI and R shares are purchased at net asset value with no initial sales charge and no contingent deferred sales charge when redeemed..
Service Agents will receive a distribution/ service fee of up to 0.25% of the average daily net assets represented by the Class FI shares serviced by them, and up to 0.50% of the average daily net assets represented by the Class R shares serviced by them.

Legg Mason Partners Investment Grade Bond Fund

77I Class FI and R shares are purchased at net asset value with no initial sales charge and no contingent deferred sales charge when redeemed..
Service Agents will receive a distribution/ service fee of up to 0.25% of the average daily net assets represented by the Class FI shares serviced by them, and up to 0.50% of the average daily net assets represented by the Class R shares serviced by them.


Legg Mason Partners Short/Intermediate U.S.
Government Fund
77I
Class R shares
Class R shares are purchased at net asset value with no initial sales charge and no contingent deferred sales charge when redeemed. Service
Agents will receive a distribution/service fee of up to 0.50% of the average daily net assets represented by the Class R shares serviced by them.